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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL

May 13, 2009/9:00 a.m. EDT

SPEAKERS

Crocker Coulson

Shenshan Yang

Melissa Kong

PRESENTATION

Coordinator	Good day, ladies and gentlemen, and welcome to the China Medicine Q1 Earnings Call conference. My name is Veronica and I will be your coordinator for today.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

At this time, all participants are in listen-only mode.  We will be facilitating a question and answer session towards the end of this conference.  (Operator’s instructions) As a reminder, this conference is being recorded for replay purposes.  I would now like to turn the presentation over to your host for today’s call, Mr. Crocker Coulson.  Please proceed.

C. Coulson
Thank you, Veronica.  Good morning, ladies and gentlemen.  Good evening to those of you joining us from China.  We’d like to welcome all of you to China Medicine’s First Quarter 2009 Earnings conference call.

With us today are China Medicine’s Chairman and Chief Executive Officer, Mr. Shenshan Yang and China Medicine’s Chief Financial Officer, Ms. Huizhen Yu.  Also joining us is CCG’s Melissa Kong who is going to be providing translation during the Q&A part of the call.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

I’d like to remind our listeners that in this call, management’s prepared remarks do contain forward-looking statements, which are subject to risks and uncertainties and management may make some additional forward-looking statements in response to your questions.

Therefore, the company claims the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Actual results may differ from those discussed today due to such risks as market and customer acceptance and demand for our products, our ability to market our products, the impact of competitive products and pricing, the ability to develop and launch new products on a timely basis, the regulatory environment including government regulation and the PRC, our ability to obtain regulatory approvals, fluctuations in operating results including spending for R&D and sales and marketing activities, and other risks that are detailed from time-to-time in our filings with the SEC.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

In addition, any projections we provide as to the company’s future performance represent management’s estimates as of today, May 13, 2009 and China Medicine assumes no obligation to update these projects in the future as market conditions change.

It’s now my pleasure to turn this call over to China Medicine’s CEO, Mr. Yang and he will make some brief opening remarks in Chinese that will be translated by Melissa.  I’ll then go ahead and present the rest of Mr. Yang’s comments in English along with the financial results on behalf of Ms. Yu.

S. Yang	Thank you, Crocker. (Comments provided in Chinese)

M. Kong	Thank you, Crocker. Welcome, everyone, and thank you for joining us today.

S. Yang	(Comments provided in Chinese)

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

M. Kong
China Medicine got off to a strong start in 2009, following an outstanding 2008.  We achieved double-digit growth in our pharmaceutical product sales in the first few months of the year due to our ability to execute our strategy of expanding our sales and distribution network into the municipal and rural regions of Guangdong Province.  As a result, we have continued to … position as leading developer and distributor of pharmaceuticals in China.

S. Yang	(Comments provided in Chinese)

M. Kong
During the first quarter, we continued to position our business for future growth by distributing high margin and specialty pharmaceuticals, maintaining and improving our core business, and by focusing on new and existing products such as Nianlianping, used to prevent surgical adhesions; our self-branded multivitamin and herbal tea series and recombinant Aflatoxin Detoxifizyme (rADTZ), which is an enzyme that has the potential to eliminate aflatoxin, a cancer causing agent in food and animal feed.  Based on our projection, we expect gross margin of about 90% on rADTZ.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

S. Yang	(Comments provided in Chinese)

M. Kong
In addition, we also executed on our strategy of obtaining more national exclusive distribution rights to pharmaceutical products in the first quarter.  We believe that the addition of exclusive distribution rights products, which typically have higher profit margins than products with non-exclusive distribution rights, will be another factor in improving our margins going forward.

S. Yang	(Comments provided in Chinese)

M. Kong
At this point, I would like to thank current and new shareholders for participating in our conference call today.  We are confident that we have the right team in place to implement our business strategy and are committed to growing our core business and developing marketing and distribution new and existing products.

S. Yang	(Comments provided in Chinese)

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

M. Kong	Now that I’ve completed translating Mr. Yang’s initial comments, I would like to turn the call over to Crocker. Crocker?

C. Coulson
Great.  Thank you, Mr. Yang and thank you, Melissa.  We’d like to start off by stating that some of the financial results discussed today do include financial measures to exclude certain one-time non-cash charges that were recorded in the first quarter of 2009.  Because these charges are non-cash and not related to our operating results, we believe it can be useful to supplement our financial results reported under U.S. GAAP and we do refer you to a press release we issued earlier for a reconciliation of any non-GAAP measures that we refer to.

As Mr. Yang shared, in the first quarter, China Medicine delivered strong results, driven by our pharmaceutical distribution business primarily.  Total revenues increased by 43% to $10.1 million.  Gross profit increased 20.2% year-over-year to $2.8 million and our operating income increased 25.7% to $1.8 million.  Adjusted net income, excluding non-cash expense related to the change in fair value of warrants was $1.3 million, or $0.09 per diluted share.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

We’re very pleased with the rapid growth in the first quarter, which is typically the slowest quarter of the year for us as a result of the Chinese New Year holiday, which often disrupts normal business operations and significantly shortens the number of working days in the quarter.

Our growth in the first quarter was driven by an increase in the sales of pharmaceutical products from the Guangdong Sunshine Medicine Public Internet Bidding System, under which we’ve been able to successfully maintain all of our distribution rights to our key products.

During the first quarter, we obtained exclusive provincial level rights to distribution Nianlianping in Guangdong Province with the exception of the Foshan, Zhongshan, and Dongguan areas and at the Guangzhou Military Hospital.  This was through a two-year renewable agreement that we signed with Heilongjiang Liao Yuan Technology Inc.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

Nianlianping is a medical macrogol berberine solution that’s used to restrain tissue from adhering to the lesion site after surgical operation.  Compared to similar anti-adhesion drugs for surgical use in China, Nianlianping is the only one of its kind that can be stored at room temperature.  We estimate that sales of Nianlianping will reach approximately $4.4 million per year over the next three years and approximately $7.3 million a year beginning in the fifth year provided that our two-year contract is renewed.  We’re very excited about the outlook for this product and believe it can become one of our best selling products over time.

In the first quarter, product sales totalled $10.1 million and accounted for 100% of our total net revenue. This compares to $7.1 million product sales in the same period last year.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

Sales of Western style prescription products and over-the-counter products in Q1 accounted for 56% of sales while TCM, prescription and over-the-counter products accounted for 43% of sales.  Sales of dietary supplements and medical equipment made up the remaining one-percent of our revenues.

Overall, we experienced healthy increases in revenues in all of our product categories.  Our top selling drugs for the quarter included Lopamidol by injection, which accounts for 17% of revenues and this is used to help diagnose heart, brain, blood and nervous system disorders in x-rays or CAT scans; Hongjin Xiaojie capsules made up 15% of revenues and these are used to treat pain and for blood circulation, and Xiasang Ju granules, which are used to treat coughs, headaches and dizziness, also made up 15% of our revenues.  Collectively, our top three drugs accounted for approximately 47% of revenues during the quarter.

We believe the outlook for the pharmaceutical industry in China remains very strong and expect to see continued growth from our pharmaceutical product distribution business in 2009 as the Chinese government begins to roll out its plan to spend 850 million RMB, equivalent to $124 million, over the next three years to establish a universal healthcare system.  We’ve seen little impact on our business from the global economic slowdown and we remain optimistic about the opportunities that are available to us.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

With positive long-term trends underpinning our business, we look forward to delivering solid growth as we expand our drug lines and launch new proprietary pharmaceutical products and food supplements over the next several quarters.

Now, I’m going to provide a little bit more detailed analysis of the financial results of the quarter on behalf of the company’s CFO.  As I mentioned, for the first quarter, revenues were up 43% to $10.1 million from $7.1 million a year ago.

Gross profit was up by 20.2% to $2.8 million.  Gross margin for the quarter was 27.5% of revenues compared to 32.7% in Q1 of 2008.  The decrease was due to a change in pricing structure and pharmaceutical product mix brought on by the Chinese government’s implementation of its Rural Healthcare Reform Policy, as well as the impact of the Guangdong Sunshine Bidding Process, under which we’ve experienced lower selling prices on certain common generic drugs.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

In addition, our margins were impacted by the zero sales of medical formulation and you will remember that typically the sales of medical formulas have been our highest margin category in the past.

Sequentially, gross margin improved slightly from the fourth quarter as the company increased higher margin products in its product portfolio mix.  Moving forward, we believe that by adjusting our portfolio and by obtaining additional exclusive distribution rights on higher margin prescription products and by developing more specialty self-branded products, we’re confident that we can make significant progress in improving our gross margins.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

Operating expenses in the first quarter were one million dollars, up 12.3% from $900,000 in Q1 of 2008.  The increase was due to higher selling G&A expenses, but ... the increase in our revenues for Q1 as we realized greater economies of scale in our business.

During Q1, we reported $184,000 in research and development expenses and this compares to $88,000 in Q1 of 2008.  The increase was driven to the preclinical studies of the company’s traditional TCM products designed for the treatment of lung cancer, medical formulation research and also some expenses related to the commercialization of rADTZ.

Operating income for the quarter was $1.8 million, and that’s up 17.6% from $1.4 million in Q1 of 2008. Our operating margin was 17.6% versus 20% a year ago.

Provision for income taxes was $0.5 million in the first quarter of 2009 compared to $0.3 million in the same period a year ago.  Our income tax rate, you will notice, increased to 25% in 2009 compared to 16.5% previously.  That’s due to the expiration of the three-year income tax benefit that we had enjoyed after becoming a foreign-owned enterprise.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

Net income for Q1 was $0.55 million, or $0.04 per diluted share, but this did include, we should point out, a $760,000 non-cash expense related to a change in the fair value of outstanding warrants.  So, this compared to $1.2 million or $0.08 a share in Q1 of 2008.  This was due to a new accounting treatment for warrants that became effective January 1, 2009 and we are going to be dealing with those fluctuations, non-cash charges going forward each quarter.

Excluding this non-cash non-operational expense, our adjusted net income for Q1 was $1.3 million, or $0.09 per fully diluted share, which translates to an 11% increase in net income from Q1 of 2009.  Earnings per share we calculated using a diluted weighted share count of 15.2 million shares for the quarter.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

Now, let’s turn to our balance sheet.  As of March 31, we had $1.8 million in cash and equivalents; approximately $34.4 million in working capital, up by about 5.8% from the end of 2008.  Cash receivables at the end of March totalled $14.9 million, down from $19.2 million at the end of 2008.

Cash used in operating activities for the three months was $1.4 million compared to $1.1 million in Q1 of 2008 and this is primarily related to increasing our inventory and advances to suppliers and we believe this is an anticipation of what we believe will be stronger sales in 2009.  Specifically, we increased our new product portfolio and increased advances to suppliers associated with drugs that we distribute on a national basis.

Stockholders’ equity stood at $43.6 million as of March 31 compared to $43.6 million at the end of the year.  Capital inflow in the first quarter was $0.5 million related to refund of advances to the supplier.  The company received a refund due to the supplier’s failure to deliver pharmaceutical products that were mentioned in his contract a year ago.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

Total capital expenditures in 2009; we expect to spend approximately $4.4 million on the commercialization of rADTZ, which also includes expenses for the construction of the sales network.  We believe that our available funds through the collection of accounts receivable, net income and careful management of other working capital accounts like advances to suppliers will provide us sufficient capital to meet our expected cap ex needs in 2009.

In summary, we’re very pleased with our top line growth during Q1, as well as with the execution of our business strategy.  Going forward, we’re going to be focused on our goal of obtaining more national exclusive distribution rights to pharmaceutical products and maintaining our core business, commercializing rADTZ to improve our profit margin and also expand our overall market and developing and selling our self-branded pharmaceutical products; in particular, our new herbal tea, our multivitamin and food supplement packs and BeThin, our weight loss product, all of which will be sold through both municipal and rural sales networks.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

As we enter the second quarter, we’re particularly excited about the progress that we made on rADTZ.  Our target market for rADTZ is China’s entire feed industry, which produced 404 million tons of feed in 2008.  The total addressable feed market for rADTZ we estimate at $4 billion.

Now that we’ve obtained a manufacturing license for premix feed additive and a manufacturing license for a feed additive, our production facility, which we’re leasing from the Guangzhou Municipal Microbe Research Institute, we’ve entered into trial production and have had a trial sale phase for rADTZ, which is expected to start in late-May.

We believe that the successful commercialization of rADTZ and licensing of our rADTZ technology has the potential to contribute substantially to our revenues and profits in the second half of 2009 and to be very, very significant in increasing shareholder value over the next coming years if we are successful in executing the growth plan in this category.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

In conclusion, I’d like to say that we’re very optimistic about the opportunities that lie ahead for China Medicine.  We believe the new healthcare reform spending will have a big impact on China’s pharmaceutical industry and on medical care for China’s citizens.  As a result, China Medicine is going to be benefit from a much wider addressable client base and a more regulated drug market, which we believe is favorable to high quality companies such as China Medicine.

We think we have the right team and the right products in place to execute on the strategy and we’re very excited on continuing to tell you about your progress over the course of 2009 and beyond.  With that, operator, I think we’re now ready to open up the call to any questions that our listeners have for the management.

Coordinator	(Operator’s instructions) Your first question comes from John Harold, Harold & Associates. Please proceed.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

J. Harold
Good morning, Crocker and congratulations on 43% revenue growth this quarter year-over-year.  I have a question about the ADTZ.  I understand that the margins are 90% and not 60%.  I calculate earnings per share at an addition $0.17 per share per annum, at least for 2009.  Am I accurate in my figure?

C. Coulson
Well, let’s translate that and get Mr. Yang’s input.  I would say that we are now getting to the point of commercialize and trial sales of the product.  However, we’re not yet at the point to translate that down into EPS guidance.  I think as the company makes further progress and gains traction, you’ll see them be more willing to give those types of specific quarterly and annual projections.  Melissa, why don’t we translate that for Mr. Yang and see what color he can provide?  Melissa?

Okay. It appears we have temporarily lost Melissa. Do you have another question we can ask while we wait for her to reconnect?

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

J. Harold
Okay.  Let’s talk about 2008 earnings per share, which I believe was $0.53.  I was wanting some kind of 2009 guidance.  How much percentage increase are we going to see above that, and I was hoping for a little more clarification on the change in fair value of the warrant.

C. Coulson	Sure. I hope that Melissa does rejoin us so that we can get Mr. Yang to answer that first question. The company is now subject to--

M. Kong	Okay.

C. Coulson	Okay. So, can you translate the comment, Melissa and let’s see--

M. Kong	Okay. What was the question again? Sorry; we just got dropped just now.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

C. Coulson
Okay.  So Melissa, the question is the gentleman wanted to get more specific estimates of the potential earnings contribution of rADTZ and he said that he had somehow calculated it to be an incremental - did you say $0.17?

J. Harold	Yes, that what I come up with - with 90% margin of $2.9 million.

C. Coulson
Yes.  So, he said he had calculated it to be potentially a 1\$0.17 per share incremental to earnings per share in 2009 and I had said that we weren’t yet giving that type of EPS guidance related to rADTZ, but as we move forward on commercialization, we’ll probably give more detailed guidance.  Why don’t you get Mr. Yang’s thoughts on that?

M. Kong	Okay. (Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

M. Kong
Okay.  So, Mr. Yang just added that it is true that rADTZ gross margins are very, very high.  However, it’s still too early to decide rADTZ, how it will contribute to the bottom line because this year, the amount of rADTZ they will be selling will be limited because this is a partnership working with the Microbe Research Institute.

So this year, the sales for rADTZ will not be that significant and therefore, it may not affect a lot of the margins.  He will also disclose more precise guidance when they are nearer to commercializing the rADTZ.

C. Coulson
Melissa, the follow-up question that the gentleman had was he wanted to get a little bit better sense of the company’s outlook for the year in terms of financial performance.  I don’t know if Mr. Yang wants to provide any further color on that.

M. Kong	(Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

M. Kong
Okay.  For the outlook of 2009, the company remains very confident with the financial performance this year.  Even though with the economic downturn, they see less impact on the company itself.  However, they do see some impact for their vendors; for example, the manufacturers.  But, the company sees this as a positive sign where they have brought in new distribution rights; for example, the Nianlianping we disclosed earlier.

The company also things that they will be able to bring in another new drug, also exclusive distribution rights, which is actually under SFDA review.  They think that might get approved in October.  So, the company is very confident with the addition of new exclusive distribution rights to their portfolio.  The financial performance this year is going to look very good.

C. Coulson	Is at least partway to answering your question?

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

J. Harold
Yes, I appreciate the answer and I have just one follow-up question, Crocker.  With regards to the April 15th press release and the additional distribution rights of approximately $4 million annually added to the bottom line, I have calculated about $0.04 per share per annum.  Can you follow-up with the CEO and see if my figures are somewhere in the ballpark of what might be added for 2009 and going forward?

C. Coulson	Did you get that, Melissa?

M. Kong	Yes. (Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

M. Kong	I just want to clarify the 4 million is RMB, or--?

C. Coulson	I believe he said $0.04.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

J. Harold	Four cents a share is what I come up with in calculating it in regards to breaking it down versus the other products that you distribute.

M. Kong	Is it the new product that we announced-- Okay, yes.

C. Coulson	He calculated $0.04 a share.

M. Kong	Okay. (Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

M. Kong
Okay.  Well, on the press release, we talk about the market is that large, but it doesn’t mean that we will achieve it in 2009.  So, we haven’t made any projections in terms of how much EPS that is going to contribute to our financials this year.

S. Yang	(Responds to question in Chinese)

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

M. Kong
So, this is a new product that they just brought in in the first quarter, March 30th.  So, what they say is in one year, they will reach approximately 30 million RMB.  It’s meant to be until 2010....  So, they think that there is a possibility that they might reach that market share that is in the press release.  Does that answer your question?

C. Coulson	...For our next question.

Coordinator	(Operator’s instructions) Your next question comes from the line of Boyd Heinz. Please proceed.

B. Heinz
Thank you, and thanks for taking my question.  Crocker, I just had a quick question for you.  You gave a cap ex number that the company expected that would be required to begin the ramp up in manufacturing or ADTZ.  Can you give that again?

C. Coulson
Yes, sure.  It’s $4.4 million and as I said, the company believes that they can generate that amount through a combination of accounts receivable, closer management of their working capital, as well as expected net income for the year.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

B. Heinz	Okay. Has the company made some kind of determination of how much they’re going to need for working capital for the ramp up in sales for ADTZ?

C. Coulson	Let’s translate that to Mr. Yang. He can talk about the working capital needs for that product.

M. Kong	(Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

M. Kong	So, the working capital for ADTZ would be 23 million RMB to 25 million RMB and then 3 million RMB to 5 million RMB will be used to open up the sell network for rADTZ.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

B. Heinz
Okay.  Now, the company also has a number of other interesting initiatives this year.  You’ve mentioned the BeThin, the herbal tea, the multivitamin packs and also the new drug that you have exclusive distribution rights for.  How much, again, working capital and cap ex; how much are you going to need this year to be able to get those launched by the end of 2009?

M. Kong	(Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

M. Kong	Okay. So, the company would need approximately 10 million RMB for all this launching of the new products.

S. Yang	(Responds to question in Chinese)

M. Kong
Okay.  Mr. Yang actually has good news for us today.  This is like new news for everyone.  The company was actually selected as one of the 1,000 small and medium enterprises of Guangdong Province to be able to get a loan up to 25 million RMB without any interest.  So, this is something that they just received the news today.  They are eligible for that kind of loan.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

B. Heinz	Okay, 25 million RMB was the amount.

M. Kong	Yes.

B. Heinz
Okay.  That’s great because that sort of answers a little bit what my next question was going to be, which is you have about $1.8 million on your balance sheet right now.  You have been able to do a better job of collecting the account receivables.  But clearly, there is a cash need that’s there right now and it would have to be met somehow if you’re going to get all these things up and launched this year.  So, that’s certainly a big help.  You also have some warrants that are outstanding.

C. Coulson
The other thing that Mr. Yang may want to explain is I believe they have a fair amount of flexibility with respect-- First of all, the inventory and advances to supply I believe is at kind of a seasonal peak.  I believe they have some flexibility when to reconvert that into cash.  Melissa, you may want to have Mr. Yang talk about their discretion with respect to other elements of working capital that they could convert to cash when they need to.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

M. Kong	(Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

M. Kong
So, the company knows that they have a high amount of advances to suppliers and most of this is to secure generic drugs, rights to distribute it.  Why they did this is because it’s better than keeping the money in the bank where interest is lower.  But then, they also understand that because of the generic drugs, the company’s margins go lower.  So, if they have higher margin products that they want to distribute, they can always get a refund from the advanced to supplier and have it as cash back to the company.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

B. Heinz
Okay.  You mentioned that having an exclusive distribution right for a drug adds to your margin.  Can you give us a sense of what kind of margins are possible for the sale of drugs that carry those exclusive distribution rights?

M. Kong	(Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

M. Kong
So, for the exclusive distribution rights, there are a couple of levels.  The national exclusive distribution rights, the gross margins are 45% to 60%.  For the provincial level it’s 25% to 45% and then if they distribution generic drugs, then it’s 3% to 8% gross margins.

B. Heinz	Okay. Great. That’s very helpful. I’ll get back into queue. Thank you very much.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

M. Kong	Thank you.

Coordinator	Your next question comes from the line of Don McKirnan, Landel. Please proceed.

D. McKirnan
Thank you.  A comment and a question; the first caller’s analysis of maybe picking up $0.17 a share on the projected $2.3 million in sales of ADTZ; after gross margin and tax, I think at best it might be a $0.10 add to earnings and of course, that doesn’t factor in the cost of marketing and promoting the product.

I have a question about your sales number of $2.3 million. Is that orders in hand, or is that just a projection based on how things are going?

M. Kong	Don, I’m sorry; I think Mr. Yang’s phone just dropped again. Crocker, can you help out while I dial him in again?

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

C. Coulson	I think for that question it really is Mr. Yang who should answer it.

M. Kong	I’m going to leave for like one minute. Carry on and I’ll come back in a minute.

C. Coulson	So, we lost Mr. Yang?

M. Kong	Yes, we just lost him. I’m conferencing him in again.

C. Coulson	Okay. Apologies for the delay, but give us a minute and we’ll see if we can reconnect Mr. Yang.

D. McKirnan	Crocker, in the meantime, is China Medicine presenting at your conference next week?

C. Coulson
Yes, they will be and in addition, I should mention they will also be going out to do a short road show afterwards.  I believe that road show is getting close to full, but anyone who would like to meet with them, give me a call or send us an e-mail and we’ll do our best to accommodate that.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

D. McKirnan	Is that just in New York?

C. Coulson	They’re going to be in New York, Boston and I actually can’t remember the other cities. I believe they’re going to the West Coast as well. When Melissa comes back she could tell us some detail.

D. McKirnan	Okay.

C. Coulson	I should also say that their presentation will be-- All the presentations at the conference will be Webcasted. Anyone who can’t make it to New York who wants to listen in is free to do so.

M. Kong	Hello?

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

C. Coulson	Yes.

M. Kong	Okay. I’m back.

C. Coulson	Okay. So, could you translate the question for Mr. Yang?

M. Kong	Can you please repeat the question again; I’m sorry.

D. McKirnan	My question was on the $2.3 million and projected ADTZ sales for the balance of 2009, is that actual orders in hand, or just some kind of projection based on the progress so far?

M. Kong	(Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

M. Kong
Okay.  So, this is based on the capacity of the production line.  The most they can produce is up to 15 million RMB worth of rADTZ.  They have inquiries to do up to 30 million RMB of rADTZ, but they don’t have the capacity to do it right now.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

D. McKirnan	When will you get capacity, or is that part of your cap ex spending?

M. Kong	(Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

M. Kong	Okay. So for this year, they can’t increase capacity, but they are looking for ways to work with government in order to help them with increasing the equipment to increase capacity.

D. McKirnan	Thank you for answering my question.

M. Kong	Thank you.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

Coordinator	Sir, you have no further questions at this time.

C. Coulson
Great.  Well, we want to thank everyone for your interest in China Medicine’s first quarter results and for the thoughtful questions you provided.  I would like to apologize for some of the telecommunication issues, but glad we were able to get all of your questions answered.

As alluded to earlier, the company will be presenting at CCG’s China Rising Conference in New York City.  I believe actually that their one-on-one schedule is full, but they also will be doing a road show in the days after that conference.  If any of you have a strong interest in meeting with management in person, please contact us and we will certainly do all we can to accommodate those requests.

I think as you’ve heard from Mr. Yang, we believe this is a very exciting year for China Medicine in which they hope to begin now to translate the years of work that they’ve done on rADTZ and some of these other products into tangible results for the shareholders.  We look forward to coming back to you later in the year and detailing the company’s progress in those endeavors over the course of 2009.  Thank you very much and this now does conclude our call.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE Q1 EARNINGS CALL
May 13, 2009/9:00 a.m. EDT

Coordinator	Ladies and gentlemen, thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect.

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